-------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549



                                       FORM 8-K



                                    CURRENT REPORT



                            Pursuant to Section 13 of the
                           Securities Exchange Act of 1934



           Date of Report (Date of earliest event reported)   June 25, 1998




                                FOREST OIL CORPORATION
                  (Exact name of registrant as specified in charter)






          New York                    0-13515               25-0484900
     (State or other juris-        (Commission            (IRS Employer
     diction of incorporation)     file number)        Identification No.)



          2200 Colorado State Bank Building, 1600 Broadway, Denver, CO 80202
                (Address of principal executive offices)    (Zip Code)


        Registrant's telephone number, including area code:  (303) 812-1400

-------------------------------------------------------------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On January 9, 1998 Forest entered into an agreement in principle with The Anschutz Corporation (Anschutz) to purchase certain oil and gas property interests in exchange for shares of Forest Common Stock. On April 6, 1998 a definitive purchase and sale agreement was executed. The properties include an interest in The Anschutz Ranch Field which is located in Utah and Wyoming, prospects and producing acreage in Canada, and interests in projects in various other countries (the Anschutz Properties). Forest's consideration consists of 5,950,000 shares of Common Stock. On June 25 and 29, 1998, in two separate closings, Forest acquired substantially all of the Anschutz Properties.

As a result of this transaction, Anschutz increased its ownership from 30.7% to approximately 39.5% of the outstanding shares of Forest Common Stock.

Filed herewith are financial statements of the Anschutz Ranch Field acquired by the Company and pro forma financial statements of the Company giving effect to the acquisitions described above.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          (a) Audited Statement of Oil and Gas Revenue and Direct Lease Operating Expenses of the Anschutz Ranch Field for each of the years in the three year period ended December 31, 1997.

          (b) Condensed pro forma combined financial statements of Forest Oil Corporation at March 31, 1998 and for the three months then ended, and for the year ended December 31, 1997.

          (c)  Exhibits

               (23)      Consent of KPMG Peat Marwick LLP;

               (99.1)    Amendment No. 2 to Rights Agreement by and between
               Forest Oil Corporation and ChaseMellon Shareholder Services L.L.C. dated June 25, 1998;

               (99.2)    Amendment No. 2 to Registration Rights Agreement by and
               between Forest Oil Corporation and The Anschutz Corporation dated June 25, 1998; and

               (99.3)    Second Amendment to Shareholders Agreement by and
               between Forest Oil Corporation and The Anschutz Corporation dated June 25, 1998.

               (99.4)    Forest Oil Corporation press release announcing that
               its shareholders approved the proposed transaction between the Company and The Anschutz Corporation to acquire certain oil and gas properties from Anschutz in exchange for 5.95 million shares of its Common Stock.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             FOREST OIL CORPORATION
                                                  (Registrant)



Dated:  July 8, 1998                         By /s/ Daniel L. McNamara
                                               -------------------------
                                                Daniel L. McNamara
                                                Secretary

                            INDEPENDENT AUDITORS' REPORT



THE BOARD OF DIRECTORS
ANSCHUTZ RANCH EAST CORPORATION:


We have audited the accompanying statement of oil and gas revenue and direct lease operating expenses of an oil and gas property (the Anschutz Ranch Field) of Anschutz Ranch East Corporation (AREC) acquired by Forest Oil Corporation for each of the years in the three-year period ended December 31, 1997. This financial statement is the responsibility of AREC's management. Our responsibility is to express an opinion on this financial statement based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of oil and gas revenue and direct lease operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of oil and gas revenue and direct lease operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statement of oil and gas revenue and direct lease operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and excludes material expense, that would not be comparable to those resulting from the proposed future operations of the oil and gas properties as described in Note 1 to the Financial Statement, and thus is not intended to be a complete presentation of the revenue and expenses of the Anschutz Ranch Field.

In our opinion, the statement of oil and gas revenue and direct lease operating expenses referred to above presents fairly, in all material respects, the oil and gas revenue and direct lease operating expenses of the Anschutz Ranch Field as described in Note 1 for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.



                                        KPMG PEAT MARWICK LLP


Denver, Colorado
March 12, 1998

                           ANSCHUTZ RANCH EAST CORPORATION

                                 ANSCHUTZ RANCH FIELD

                           STATEMENT OF OIL AND GAS REVENUE

                         AND DIRECT LEASE OPERATING EXPENSES



                                              Three Months
                                             Ended March 31,            Years Ended December 31,
                                             ---------------            ------------------------
                                              (unaudited)
                                             1998       1997          1997           1996      1995
                                            ------    ------        -------        -------    ------
                                                                    (in thousands)
Operating Revenue:
     Sales of natural gas                   $3,104     3,340        13,541           9,247    6,978
     Sales of condensate                       819     1,347         4,700           5,163    4,870
     Sales of natural gas liquids            1,013     1,670         5,827           6,440    3,600
                                            ------    ------       -------         -------   ------

Total Operating Revenue                      4,936     6,357        24,068          20,850   15,448
Direct Lease Operating Expenses                863       983         4,035           3,390    7,056
                                            ------    ------       -------         -------   ------

Net Operating Revenue                       $4,073     5,374        20,033          17,460    8,392
                                            ------    ------       -------         -------   ------
                                            ------    ------       -------         -------   ------


                  See accompanying notes to financial statements.

                           ANSCHUTZ RANCH EAST CORPORATION

                                 ANSCHUTZ RANCH FIELD

                      NOTES TO STATEMENT OF OIL AND GAS REVENUE

                         AND DIRECT LEASE OPERATING EXPENSES

                       FOR EACH OF THE YEARS IN THE THREE-YEAR

                            PERIOD ENDED DECEMBER 31, 1997

(1)  PURCHASE OF OIL AND GAS PROPERTIES AND BASIS OF PRESENTATION

     The accompanying financial statement presents the revenues and direct operating expenses of a certain oil and gas property and related equipment of Anschutz Ranch East Corporation (the Anschutz Property) for each of the years in the three-year period ended December 31, 1997. The property consists of a working interest in a oil and gas property located in Summit County, Utah and Uinta County, Wyoming. This property is subject to an agreement whereby it would be purchased by Forest Oil Corporation effective January 1, 1998.

     The accompanying statement of oil and gas revenue and direct lease operating expenses of the Anschutz Property was prepared to comply with certain rules and regulations of the Securities and Exchange Commission and does not include general and administrative expenses, interest expense, a provision for depreciation, depletion and amortization, or any provision for income taxes since historical expenses of this nature incurred by Anschutz Ranch East Corporation are not necessarily indicative of the costs to be incurred by Forest Oil Corporation.

     Revenue in the accompanying statement of oil and gas revenue and direct lease operating expense is recognized on the sales method. During 1997 and 1996, a portion of the Anschutz Property's revenue was sold under a gas purchase contract. This contract was terminated in 1997.

     Direct lease operating expenses are recognized on the accrual basis and consist of all costs incurred in producing, marketing and distributing products produced by the property as well as production taxes and monthly administrative overhead costs.

(2)  SUPPLEMENTAL FINANCIAL DATA - OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

     The following unaudited information has been prepared in accordance with Statement of Financial Accounting Standards No. 69, DISCLOSURE ABOUT OIL AND GAS PRODUCING ACTIVITIES (SFAS No. 69).

(A)  ESTIMATED PROVED OIL AND GAS RESERVES

     Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions; i.e., prices and costs as of the date the estimate is made. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

     An estimate of proved developed future net recoverable oil and gas reserves of the Anschutz Property and changes therein follows. Such estimates are inherently imprecise and may be subject to substantial revisions. Proved undeveloped reserves attributable to the Anschutz Property are not significant.


                                                   Oil and
                                                  Condensate     Natural Gas
                                               (000's of Bbls)    (Mmcf)
                                                ---------------  -----------
       Balance at December 31, 1994                 9,166            54,903
          Production                                 (868)           (6,238)
          Effect of changes in prices and other        57               366
                                                   ------            ------

       Balance at December 31, 1995                 8,355            49,031
          Production                                 (875)           (7,064)
          Effect of changes in prices and other       383             1,945
                                                   ------            ------

       Balance at December 31, 1996                 7,863            43,912
          Production                                 (823)           (7,161)
          Effect of changes in prices and other      (148)             (466)
                                                   ------            ------

       Balance at December 31, 1997                 6,892            36,285
                                                   ------            ------
                                                   ------            ------


(2) SUPPLEMENTAL FINANCIAL DATA - OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED) (CONTINUED)

(B)  STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS
     The standardized measure of discounted future net cash flows has been calculated in accordance with the provisions of SFAS No. 69.

     Future oil and gas sales and production and development costs have been estimated using prices and costs in effect at the end of the years indicated. Future income tax expense has not been considered as the properties are not a tax paying entity. Future general and administrative and interest expenses have also not been considered.

     Changes in the demand for oil and natural gas, inflation, and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of the current market value of the proved reserves. The standardized measure of discounted future net cash flows as of December 31, 1997, 1996, and 1995 is as follows:


                                                                     1997           1996            1995
                                                                  ---------       --------        -------
                                                                                (in thousands)
         Future oil and gas sales                                  $137,339        243,887       135,650
         Future production and development costs                    (43,326)       (56,999)      (47,564)
                                                                  ---------       --------        -------

         Future net revenue                                          94,013        186,888        88,086
         10% annual discount for estimated timing
            of cash flows                                           (30,642)       (65,114)      (29,317)
                                                                  ---------       --------        -------
         Standardized measure of discounted future
            net cash flows                                         $ 63,371        121,774        58,769
                                                                  ---------       --------        -------
                                                                  ---------       --------        -------


(C) CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES
     An analysis of the changes in the total standardized measure of discounted future net cash flows during each of the last three years is as follows:


                                                                     1997           1996            1995
                                                                  ---------       --------        -------
                                                                                (in thousands)
         Beginning of year                                         $121,774         58,769        70,108
         Changes resulting from:
            Sales of oil and gas, net of production
               costs                                                (20,033)       (17,460)       (8,392)
            Changes in prices and other                             (50,547)        74,588        (9,958)
            Accretion of discount                                    12,177          5,877         7,011
                                                                  ---------       --------        -------
         End of year                                               $ 63,371        121,774        58,769
                                                                  ---------       --------        -------
                                                                  ---------       --------        -------


                                FOREST OIL CORPORATION

                  CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS


On February 3, 1998, Forest Oil Corporation (Forest) purchased interests in 13 oil and gas properties located onshore Louisiana from a private company for total consideration of approximately $230,776,000 (the Louisiana Acquisition). The consideration consisted of 1,000,000 shares of Forest Common Stock and approximately $216,557,000 of cash. The cash portion of the consideration was funded from the Company's bank credit facility and from the issuance of $75,000,000 principal amount of 8 3/4% Senior Subordinated Debentures.

On April 6, 1998 Forest entered into a definitive purchase and sale agreement with The Anschutz Corporation to acquire certain oil and gas property interests from Anschutz in exchange for 5,950,000 shares of Forest Common Stock (the Anschutz Transaction). The properties include an interest in the Anschutz Ranch Field which is located in Utah and Wyoming, prospects and producing acreage in Canada, and interests in projects in various other countries (the Anschutz Properties). On June 25 and 29, 1998, in two separate closings, Forest acquired all of the Anschutz Properties with the exception of an interest in a project in Thailand. The closing of this interest, which is not material to the Company or to the transaction, is expected to be completed in July 1998.

The following unaudited condensed pro forma combined balance sheet assumes that the Anschutz Transaction occurred on March 31, 1998 and reflects the historical consolidated balance sheet of Forest giving pro forma effect to this transaction using the purchase method of accounting. The unaudited condensed pro forma combined balance sheet should be read in conjunction with the historical statements and related notes of Forest.

The following unaudited condensed pro forma combined statement of operations for the three months ended March 31, 1998 and for the year ended December 31, 1997 assumes that the Louisiana Acquisition and the Anschutz Transaction occurred as of January 1, 1997. The pro forma results of operations are not necessarily indicative of the results of operations that would actually have been attained if the transactions had occurred as of this date. These statements should be read in conjunction with the historical financial statements and related notes of Forest, the Statement of Oil and Gas Revenue and Direct Operating and Production Expenses of the properties acquired in the Louisiana Acquisition included in the Form 8-K/A dated February 3, 1998, and the Statement of Oil and Gas Revenue and Direct Operating Expenses of the Anschutz Ranch Field included herein.

                               FOREST OIL CORPORATION

                CONDENSED PRO FORMA COMBINED BALANCE SHEET (NOTE A)

                                   MARCH 31, 1998

                                    (UNAUDITED)

                                   (IN THOUSANDS)


                                        ASSETS

                                                          Anschutz     Pro forma
                                               Forest    Transaction   Combined
                                             Historical   (Note C)      Forest
                                             ----------  -----------   ---------
Current assets:
  Cash and cash equivalents                   $ 5,770    50,951 (1)    25,721
                                                        (31,000)(2)
  Accounts receivable                          50,243     3,290 (1)    53,533
  Other current assets                          5,539         -         5,539
                                            ---------    ------       -------
  Total current assets                         61,552    23,241        84,793

Net property and equipment, at cost           760,723    62,638 (1)   823,861
                                                            500 (3)
Goodwill and other intangible assets, net      25,947         -        25,947
Other assets                                   13,606         -        13,606
                                            ---------    ------       -------
                                            $ 861,828    86,379       948,207
                                            ---------    ------       -------
                                            ---------    ------       -------


                        LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt          $      -     5,300 (1)     5,300
  Accounts payable                             43,435     3,159 (1)    47,094
                                                            500 (3)
  Accrued interest                              3,158     1,476 (1)     4,634
  Other current liabilities                     2,927       341 (1)     3,268
                                            ---------    ------       -------

  Total current liabilities                    49,520    10,776        60,296

Long-term debt                                472,922    38,700 (1)   480,622
                                                        (31,000)(2)
Other liabilities                              16,973       338 (1)    17,311
Deferred income taxes                          34,176         -        34,176

Minority interest                              12,927         -        12,927

Shareholders' equity:
  Common stock                                  3,732       595 (1)     4,327
  Capital surplus                             503,058    66,970 (1)   570,028
  Accumulated deficit                        (224,463)        -      (224,463)
  Other comprehensive loss                     (7,017)        -        (7,017)
                                            ---------    ------       -------
  Total shareholders' equity                  275,310    67,565       342,875
                                            ---------    ------       -------
                                            $ 861,828    86,379       948,207
                                            ---------    ------       -------
                                            ---------    ------       -------


  See accompanying notes to condensed pro forma combined financial statements.

                               FOREST OIL CORPORATION

           CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS (NOTE A)

                         THREE MONTHS ENDED MARCH 31, 1998

                                    (UNAUDITED)

                                   (IN THOUSANDS)


                                                             Louisiana      Combined                          Anschutz
                                                            Acquisition    Forest and       Anschutz        Transaction   Pro Forma
                                                Forest      Adjustments     Louisiana      Transaction      Adjustments   Combined
                                              Historical      (Note B)     Acquisition      Historical       (Note C)      Forest
                                              ----------    -----------    -----------     -----------      -----------   ---------
Revenue:
  Marketing and processing                     $ 35,003              -         35,003               -           -           35,003
  Oil and gas sales:
    Gas                                          27,607       2,435 (1)        30,042           3,104           -           33,146
    Oil, condensate and natural gas liquids      12,886       1,199 (1)        14,085           1,832           -           15,917
                                               --------       -----            ------           -----       -----           ------
    Total oil and gas sales                      40,493       3,634            44,127           4,936           -           49,063
                                               --------       -----            ------           -----       -----           ------
  Total revenue                                  75,496       3,634            79,130           4,936           -           84,066

Operating expenses:
  Marketing and processing                       33,168           -            33,168               -           -           33,168
  Oil and gas production                          8,842         378             9,220             863           -           10,083
  General and administrative                      4,255           -             4,255               -           -            4,255
  Depreciation and depletion                     23,333       1,770 (2)        25,103               -       2,348 (1)       27,451
                                               --------       -----            ------           -----       -----           ------
    Total operating expenses                     69,598       2,148            71,746             863       2,348           74,957
                                               --------       -----            ------           -----       -----           ------

Earnings (loss) from operations                   5,898       1,486             7,384           4,073      (2,348)           9,109

Other income and expense:
  Other expense, net                                  2           -                 2               -           -                2
  Interest expense                                8,506       1,432 (3)         9,938               -         963 (2)       10,901
  Minority interest in loss of subsidiary           (80)          -               (80)              -           -              (80)
  Translation gain on subordinated debt          (1,024)          -            (1,024)              -           -           (1,024)
                                               --------       -----            ------           -----       -----           ------
    Total other income and expense                7,404       1,432             8,836               -         963            9,799
                                               --------       -----            ------           -----       -----           ------
Earnings (loss) before income taxes              (1,506)         54            (1,452)          4,073      (3,311)            (690)

Income tax benefit                                 (503)          -              (503)              -           -             (503)
                                               --------       -----            ------           -----       -----           ------
Income (loss) from continuing operations       $ (1,003)         54              (949)          4,073      (3,311)            (187)
                                               --------       -----            ------           -----       -----           ------
                                               --------       -----            ------           -----       -----           ------
Weighted average number of common shares
 outstanding                                     36,975           -            36,975               -       5,950 (3)       42,925
                                               --------       -----            ------           -----       -----           ------
                                               --------       -----            ------           -----       -----           ------
Loss from continuing operations
 attributable to common stock                  $ (1,003)          -              (949)          -               -             (187)
                                               --------       -----            ------           -----       -----           ------
                                               --------       -----            ------           -----       -----           ------
Basic loss per share from continuing
 operations                                    $   (.03)          -              (.03)              -           -                -
                                               --------       -----            ------           -----       -----           ------
                                               --------       -----            ------           -----       -----           ------

Diluted loss per share from continuing
 operations                                    $   (.03)          -              (.03)              -           -                -
                                               --------       -----            ------           -----       -----           ------
                                               --------       -----            ------           -----       -----           ------


  See accompanying notes to condensed pro forma combined financial statements.

                               FOREST OIL CORPORATION

           CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS (NOTE A)

                            YEAR ENDED DECEMBER 31, 1997

                                    (UNAUDITED)

                                   (IN THOUSANDS)


                                                                   Louisiana     Combined                     Anschutz
                                                      Louisiana   Acquisition   Forest and     Anschutz     Transaction   Pro Forma
                                           Forest    Acquisition  Adjustments    Louisiana    Transaction   Adjustments   Combined
                                         Historical  Historical    (Note B)     Acquisition   Historical      (Note C)     Forest
                                         ----------  -----------  -----------   ------------  -----------   -----------   ---------
Revenue:
  Marketing and processing               $ 184,399          -           -          184,399          -             -        184,399
  Oil and gas sales:
     Gas                                   100,993     19,146           -          120,139     13,541             -        133,680
     Oil, condensate and natural
       gas liquids                          54,249     11,294           -           65,543     10,527             -         76,070
                                         ---------     ------      ------         --------    -------       -------        -------
     Total oil and gas sales               155,242     30,440           -          185,682     24,068             -        209,750
                                         ---------     ------      ------         --------    -------       -------        -------

  Total revenue                            339,641     30,440           -          370,081     24,068             -        394,149

Operating expenses:
  Marketing and processing                 175,847          -           -          175,847          -             -        175,847
  Oil and gas production                    36,284      5,262           -           41,546      4,035             -         45,581
  General and administrative                16,864          -         750 (1)       17,614          -             -         17,614
  Depreciation and depletion                79,991          -      12,917 (2)       92,908          -        10,515 (1)    103,423
                                         ---------     ------      ------         --------    -------       -------        -------
     Total operating expenses              308,986      5,262      13,667          327,915      4,035        10,515        342,465
                                         ---------     ------      ------         --------    -------       -------        -------

Earnings (loss) from operations             30,655     25,178     (13,667)          42,166     20,033       (10,515)        51,684

Other income and expense:
  Other income, net                         (1,289)         -           -           (1,289)         -             -         (1,289)
  Interest expense                          21,403          -      16,896 (3)       38,299          -         3,740 (2)     42,039
  Minority interest in earnings
     of subsidiary                             108          -           -              108          -             -            108
  Translation loss on
     subordinated debt                       4,051          -           -            4,051          -             -          4,051
                                         ---------     ------      ------         --------    -------       -------        -------
  Total other income and
     expense                                24,273          -      16,896           41,169          -         3,740         44,909

Earnings (loss) before income
  taxes and extraordinary item               6,382     25,178     (30,563)             997     20,033       (14,255)         6,775
Income tax expense                           3,293          -           -            3,293          -             -          3,293
                                         ---------     ------      ------         --------    -------       -------        -------

Income (loss) from continuing
  operations                             $   3,089     25,178     (30,563)          (2,296)    20,033       (14,255)         3,482
                                         ---------     ------      ------         --------    -------       -------        -------
                                         ---------     ------      ------         --------    -------       -------        -------

Weighted average number of
  common shares outstanding                33,669           -       1,000 (4)       34,669          -         5,950 (3)     40,619
                                         ---------     ------      ------         --------    -------       -------        -------
                                         ---------     ------      ------         --------    -------       -------        -------

Income (loss) from continuing
  operations attributable to
  common stock                               2,900          -           -           (2,485)         -             -          3,293
                                         ---------     ------      ------         --------    -------       -------        -------
                                         ---------     ------      ------         --------    -------       -------        -------

Basic income (loss) per share
  from continuing operations             $     .09          -           -             (.07)         -             -            .08
                                         ---------     ------      ------         --------    -------       -------        -------
                                         ---------     ------      ------         --------    -------       -------        -------

Diluted income (loss) per share
  from continuing operations             $     .08          -           -             (.07)         -             -            .07
                                         ---------     ------      ------         --------    -------       -------        -------
                                         ---------     ------      ------         --------    -------       -------        -------


  See accompanying notes to condensed pro forma combined financial statements.

                                FOREST OIL CORPORATION

              NOTES TO CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

                                    MARCH 31, 1998

                                     (UNAUDITED)

A.   BASIS OF PRESENTATION

The accompanying unaudited condensed pro forma combined balance sheet assumes that the Anschutz Transaction occurred on March 31, 1998 and reflects the historical consolidated balance sheet of Forest at that date giving pro forma effect to the transaction using the purchase method of accounting. The unaudited condensed pro forma combined balance sheet should be read in conjunction with the historical statements and related notes of Forest.

The accompanying unaudited condensed pro forma combined statements of operations for the three months ended March 31, 1998 and for the year ended December 31, 1997 assume that the Louisiana Acquisition and the Anschutz Transaction occurred as of January 1, 1997. The pro forma results of operations are not necessarily indicative of the results of operations that would actually have been attained if the transactions had occurred as of this date. These statements should be read in conjunction with the historical financial statements and related notes of Forest, the Statement of Revenue and Direct Operating Expenses of the properties acquired in the Louisiana Acquisition included in Form 8-K/A dated February 3, 1998 and the Statement of Revenue and Direct Operating Expenses of the Anschutz Properties included herein.

B.   ACQUISITION OF LOUISIANA PROPERTIES

On February 3, 1998, Forest purchased interests in 13 oil and gas properties located onshore Louisiana from a private company for total consideration of approximately $230,776,000. The consideration consisted of 1,000,000 shares of Forest Common Stock and approximately $216,557,000 of cash. The cash portion of the consideration was funded by borrowings under the Company's bank credit facility and from the issuance of $75,000,000 principal amount of 8 3/4% Senior Subordinated Debentures. The effects of this transaction are included in the historical balance sheet at March 31, 1998.

The historical information of Forest Oil Corporation in the accompanying condensed pro forma combined statement of operations for the three months ended March 31, 1998 includes the historical revenue and direct operating expenses of the Louisiana properties subsequent to their acquisition on February 3, 1998. In addition, the following pro forma adjustments have been made to the accompanying historical revenue and direct operating expenses of Forest Oil Corporation for the three months ended March 31, 1998:

1. To record oil and gas revenue of the Louisiana properties for the period from January 1, 1998 to February 2, 1998.

2. To adjust depletion expense to reflect the pro forma combined depletion rate giving effect to the acquisition of the properties.

3. To increase interest expense for interest associated with the debt incurred in connection with the Louisiana Acquisition.

The accompanying condensed pro forma combined statement of operations for the year ended December 31, 1997 has been adjusted to include the historical revenue and direct operating expenses of the Louisiana properties. In addition, the following pro forma adjustments have been made to the accompanying historical revenue and direct operating expenses of the Louisiana properties for the year ended December 31, 1997:

1. To adjust general and administrative expense to reflect increased costs associated with the Louisiana Acquisition.

2. To adjust depletion expense to reflect the pro forma combined depletion rate for the properties.

3. To increase interest expense for interest associated with the debt incurred in connection with the Louisiana Acquisition.

4. To adjust the weighted average shares outstanding to reflect the shares issued in connection with the Louisiana Acquisition.

C.   ACQUISITION OF ANSCHUTZ PROPERTIES

On January 9, 1998 Forest entered into an agreement in principle with The Anschutz Corporation to purchase certain oil and gas property interests in exchange for shares of Forest Common Stock. On April 6, 1998 a definitive purchase and sale agreement was executed. The properties include an interest in The Anschutz Ranch Field which is located in Utah and Wyoming, prospects and producing acreage in Canada, and interests in projects in various other countries (the Anschutz Properties). Forest's consideration consists of 5,950,000 shares of Common Stock. On June 25 and 29, 1998, in two separate closings, Forest acquired all of the Anschutz Properties with the exception of an interest in a project in Thailand. The closing of this interest, which is not material to the Company or to the transaction, is expected to be completed in July 1998.

The accompanying historical balance sheet of Forest at March 31, 1998 has been adjusted as follows to record the purchase price of the Anschutz assets acquired and liabilities assumed:

1. To record the assets acquired and liabilities assumed relating to the Anschutz Properties at March 31, 1998 and the issuance of Forest Common Stock in consideration therefor. The assets acquired and liabilities assumed (which consist primarily of the assets and liabilities of the Anschutz Ranch East Corporation which owns the Anschutz Ranch East Field) are as follows (in thousands):

          Cash                               $ 50,951
          Accounts receivable                   3,290
          Oil and gas properties               62,638
          Current portion of long-term debt    (5,300)
          Accounts payable                     (3,159)
          Accrued interest                     (1,476)
          Other current liabilities              (341)
          Long-term debt                      (38,700)
          Other liabilities                      (338)
                                             --------
          Fair value of Forest Common Stock  $ 67,565
                                             --------
                                             --------


     The Common Stock issued was valued at $67,565,000 determined by reference to the quoted market price of Forest common shares during the period two days preceding and two days following the announcement of the agreement in principle, less a discount to reflect the size of the block of shares to be issued and the estimated brokerage fees on the ultimate disposition of the shares.

     In connection with the transaction, the Company will assume $44,000,000 of Senior Notes. The Senior Notes bear interest at 8.5% per annum, payable semiannually until the notes are repaid in 2003. A principal repayment of $1,000,000 is due on May 31, 1998 with the balance payable in 10 semiannual payments beginning November 30, 1998. The Senior Notes are secured by a first priority lien on the Anschutz Ranch Field.

2. To reflect the use of available cash received in the transaction to repay a portion of Forest's bank credit facility.

3.   To record estimated costs associated with the Anschutz Transaction.

The accompanying condensed pro forma combined statement of operations for the three months ended March 31, 1998 and for the year ended December 31, 1997 have been adjusted to include the historical revenue and direct operating expenses of the Anschutz Ranch Field prior to the acquisition. There was no significant production from any of the other acquired properties. In addition, the following adjustments have been made to the accompanying condensed pro forma combined statement of operations for the three months ended March 31, 1998 and for the year ended December 31, 1997:

1. To adjust depletion expense to reflect the pro forma combined depletion rate giving effect to the acquisition of the Anschutz Properties.

2. To record interest expense associated with the debt to be assumed by Forest in connection with the acquisition of the Anschutz Properties.

3. To adjust the weighted average shares outstanding to reflect shares issued in connection with the Anschutz Acquisition.

In addition to effects of the pro forma adjustments described above, the Company presently expects additional effects and events to occur as described below.
The following statements are forward-looking and are based upon the Company's current belief as to the outcome and timing of such future events. There are risks and uncertainties that can affect the outcome and timing of such events, including many factors which are beyond the control of the Company. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's actual results could differ materially from those expressed in the forward-looking statements.

1. The Company intends to repay in full the notes assumed in the Anschutz Acquisition as soon after closing as is reasonably practicable. Such repayment, which will be made using funds available under the Company's bank credit facility, is expected to result in reduced interest expense to the Company in the amount of approximately $450,000 annually.

2. General and administrative expense will increase as a result of adding the Anschutz Properties to the Company's existing property base. The Company estimates that additional engineering, marketing, accounting, legal and other administrative services will cost approximately $200,000 to $300,000 annually.